EXHIBIT 5.1

                   RUBIN BAUM LEVIN CONSTANT FRIEDMAN & BILZIN
                A PARTNERSHIP INCLUDING PROFESSIONAL ASSOCIATIONS
                        2500 FIRST UNION FINANCIAL CENTER
                            MIAMI, FLORIDA 33131-2336
                            TELEPHONE: (305) 374-7580
                           TELECOPIER: (305) 374-7593

                                  July 25, 1997

Omega Research, Inc.
8700 West Flagler Street
Miami, Florida  33174

     Re: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-1, as the same may be amended (the "Registration Statement"), initially filed on the date hereof, by Omega Research, Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested us to furnish you our opinion as to the legality of the 4,255,000 shares (including 555,000 shares subject to the over-allotment option) of common stock, par value $.01 per share, of the Company (the "Shares") being registered thereunder.

     For the purpose of rendering our opinion, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Second Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws of the Company; and (c) certain records of the Company's corporate proceedings as reflected in its minute books. In our examination, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed.

     Based on the foregoing, we are of the opinion that the Shares have been duly and validly authorized and are (or, in the case of the 2,990,000 Shares being registered for sale by the Company, when such Shares are issued and delivered by the Company and paid for as contemplated in the Registration Statement, will be) validly issued, fully paid and non-assessable.

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Omega Research, Inc.
Page 2

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                 Very truly yours,

                                 /s/ Rubin Baum Levin Constant Friedman & Bilzin
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                                     RUBIN BAUM LEVIN CONSTANT FRIEDMAN & BILZIN